Exhibit 99.1

     Capital Lease Funding Announces Second Quarter 2006 Results

    NEW YORK--(BUSINESS WIRE)--Aug. 3, 2006--Capital Lease Funding, Inc. (NYSE: LSE), a net lease REIT, today announced its results for the second quarter ended June 30, 2006.

    Second Quarter 2006 Highlights:

    --  Revenues Increased 97% to $30.3 million

    --  Funds from Operations Increased 107% to $0.23 Per Share(1)

    --  Raised $57.3 Million of Additional Capital through Common
        Equity Offering

    Second Quarter Results:

    For the second quarter ended June 30, 2006, the Company reported total revenues of $30.3 million, and funds from operations, or FFO, of $7.2 million, or $0.23 per share, reflecting growth of 97% and 107%, respectively, from the second quarter of 2005. Net income available to common stockholders for the second quarter of 2006 was $0.7 million, or $0.02 per share, compared to net income of $1.6 million, or $0.06 per share, in the second quarter of 2005. The Company's second quarter FFO per share results exceed the high end of its published guidance by $0.01. The decrease in net income from the second quarter of 2005 primarily reflects increased interest expense and depreciation and amortization expense, offset in part by increased revenue from the growth of the Company's portfolio.
    During the second quarter, the Company added $51.5 million of net lease assets to its portfolio, including two property acquisitions for an aggregate purchase price of $39.3 million. As of June 30, 2006, the Company's net lease portfolio before depreciation and amortization was $1.4 billion, and owned net leased real estate properties represented approximately 71% of the portfolio. Overall leveraged portfolio yields remained steady when compared to the first quarter.
    As of June 30, 2006, approximately 98% of the Company's owned properties were leased to investment grade rated tenants, and approximately 89% of the overall portfolio was invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities.
    Paul McDowell, Chief Executive Officer, stated, "In the second quarter 2006, we produced strong revenue and FFO growth as compared to the same period a year ago as we benefited from the high quality assets we have added to our portfolio. Our modest portfolio origination in the second quarter reflects continued spread compression resulting primarily from recent increases in underlying interest rates. The flow of investment opportunities remains strong, but we have declined to pursue many of these transactions as asset pricing has not yet responded adequately to the recent rise in rates and associated increase in financing costs. In the third quarter, we have begun to see a reversal of recent trends and we are cautiously optimistic about being able to add new investments over the remainder of the year. While we expect the modest level of assets added in the second quarter and the impact from the completion of our first follow-on common equity offering to have a short-term negative impact on our per share results, we believe that our disciplined investment approach along with having a well funded balance sheet is in the best long-term interest of our stockholders."

    Balance Sheet:

    At June 30, 2006, the Company had total assets of $1.5 billion, including $965 million in net real estate investments, $270 million in mortgage and other real estate loans, and $133 million in securities available for sale. The Company's portfolio was financed with long-term fixed rate mortgage and CDO debt of $965 million, and $106 million of short-term variable rate borrowings. As of June 30, 2006, approximately 85% of the net lease portfolio was financed with long-term fixed rate debt.

    Dividends:

    In the second quarter of 2006, the Company declared a cash dividend on its common stock in the amount of $0.20 per share. The level of CapLease's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.
    The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

    2006 Guidance:

    CapLease is updating its previously disclosed full year 2006 guidance. Management now expects full year 2006 FFO per share to be in the range of $0.93 to $0.97, versus $0.93 to $1.01 previously reported, and earnings per share (EPS) to be in the range of $0.06 to $0.09, versus $0.02 to $0.07 previously reported.
    Management expects FFO per share for the third quarter of 2006 to be in the range of $0.21 to $0.22, and EPS to be in the range of $0.00 to $0.02. The Company's third quarter guidance includes a full quarter impact of the higher common share count resulting from its common stock offering.
    The difference between FFO and EPS is depreciation and amortization expense on real property.
    The Company's guidance estimates include assumptions about new investments for the third and fourth quarter of 2006. Our ability to meet these assumptions and the other factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's guidance.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's second quarter results at 8:30 a.m. (Eastern
Time) today. Hosting the call will be Paul H. McDowell, Chief Executive Officer and Shawn P. Seale, Senior Vice President and Chief Financial Officer.
    Interested parties may listen to the conference call by dialing
(800) 289-0743 or (913) 981-5523 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company's Web site at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's Web site for 14 days following the call. A recording of the call also will be available beginning at approximately 11:30 a.m. (Eastern Time) today by dialing
(888) 203-1112 or (719) 457-0820 for international participants and entering passcode 4698451. The replay will be available until midnight August 17, 2006.

    Non-GAAP Financial Measures:

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the Company's operating performance after adjustment for real estate depreciation, a non-cash expense which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    -- our ability to make additional investments in a timely manner or on acceptable terms;

    -- our ability to obtain long-term financing for our asset investments at the spread levels we project when we invest in the asset;

    -- adverse changes in the financial condition of the tenants underlying our net lease investments;

    -- increases in our financing costs, our general and administrative costs and/or our property expenses;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  our ability to raise additional capital;

    -- impairments in the value of the collateral underlying our investments; and

    --  the degree and nature of our competition.

    In addition, we may be required to defer revenue recognition on real properties we acquire if the property is under construction or is not yet ready for occupancy.
    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's Form 10-K for the year ended December 31, 2005, including the section entitled "Risk Factors," and the Company's other periodic filings with the SEC. Copies of these documents are available on our Web site at www.caplease.com and on the SEC's Web site at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. is a real estate investment trust, or REIT, focused on owning and financing commercial real estate that is net leased primarily to single tenants with investment grade credit ratings.

    (1)Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Income Statements
For the three and six months ended June 30, 2006 and 2005
(Unaudited)


                                    For the Three      For the Six
                                        Months            Months
(Amounts in thousands, except per   Ended June 30     Ended June 30
 share amounts)                      2006    2005      2006     2005
----------------------------------------------------------------------
Revenues:
  Rental revenue                   $19,855  $7,124   $36,877  $11,459
  Interest income from mortgage
   and other real estate loans and
   securities                        7,744   6,641    15,959   12,748
  Property expense recoveries        2,128   1,356     4,038    2,719
  Gains on sale of mortgage loans        -     174       645      237
  Other revenue                        528      93     1,085      132
----------------------------------------------------------------------
Total revenues                      30,255  15,388    58,604   27,295
----------------------------------------------------------------------
Expenses:
  Interest expense                  15,728   6,214    29,752    9,756
  Property expenses                  3,762   2,291     7,327    4,074
  Loss on securities                     -     250         -      250
  General and administrative
   expenses                          2,437   2,414     4,782    4,967
  General and administrative
   expenses-stock based
   compensation                        542     467     1,214      922
  Depreciation and amortization
   expense on real property          6,438   1,920    11,816    3,188
  Loan processing expenses              66      63       132      148
  (Gain) loss on derivatives          (125)      -      (130)       -
----------------------------------------------------------------------
Total expenses                      28,848  13,619    54,893   23,305
----------------------------------------------------------------------
Income before minority interest
 and taxes                           1,407   1,769     3,711    3,990
Minority interest in consolidated
 entities                               (1)   (215)       (1)    (215)
----------------------------------------------------------------------
Income from continuing operations    1,406   1,554     3,710    3,775
Income from discontinued
 operations                             49       -        98        -
----------------------------------------------------------------------
Net income                           1,455   1,554     3,808    3,775
Dividends allocable to preferred
 shares                               (711)      -    (1,422)       -
----------------------------------------------------------------------
Net income allocable to common
 stockholders                         $744  $1,554    $2,386   $3,775
----------------------------------------------------------------------

Earnings per share:
  Net income per common share,
   basic and diluted                 $0.02   $0.06     $0.08    $0.14
  Weighted average number of common
   shares outstanding, basic and
   diluted                          31,876  27,868    29,896   27,698
Dividends declared per common
 share                               $0.20   $0.18     $0.40    $0.36
Dividends declared per preferred
 share                            $0.50781      $-  $0.50781       $-


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2006 (unaudited) and December 31, 2005


                                                 As Of       As Of
(Amounts in thousands, except share and per     June 30,  December 31,
 share amounts)                                   2006        2005
----------------------------------------------------------------------
Assets

Real estate investments, net                     $964,937    $764,930
Mortgage and other real estate loans held for
 investment                                       270,127     297,551
Securities available for sale                     133,238     137,409
Cash and cash equivalents                          23,702      19,316
Assets held for sale                                2,942       2,942
Structuring fees receivable                         3,564       3,862
Other assets                                       63,711      60,478
----------------------------------------------------------------------
Total Assets                                   $1,462,221  $1,286,488
----------------------------------------------------------------------

Liabilities and Stockholders' Equity

Accounts payable, accrued expenses and other
 liabilities                                      $12,649     $14,890
Repurchase agreement and other short-term
 financing obligations                            105,584     129,965
Mortgages on real estate investments              697,212     551,844
Collateralized debt obligations                   268,173     268,156
Other long-term debt                               30,930      30,930
Intangible liabilities on real estate
 investments                                       18,111      14,419
Dividends payable                                   7,547       6,253
----------------------------------------------------------------------
Total liabilities                               1,140,206   1,016,457

Minority interest                                   2,948           -

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, 100,000,000
   shares authorized, Series A cumulative
   redeemable preferred, liquidation preference
   $25.00 per share, 1,400,000 shares issued
   and outstanding                                 33,657      33,657
  Common stock, $0.01 par value, 500,000,000
   shares authorized, 33,916,929 and 27,868,480
   shares issued and outstanding, respectively        339         279
  Additional paid in capital                      286,245     237,843
  Accumulated other comprehensive loss             (1,174)     (1,748)
----------------------------------------------------------------------
Total Stockholders' Equity                        319,067     270,031
----------------------------------------------------------------------
Total Liabilities and Stockholders' Equity     $1,462,221  $1,286,488
----------------------------------------------------------------------


Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations (unaudited)
For the three and six months ended June 30, 2006 and 2005


The following is a reconciliation of net income to FFO applicable to common stockholders:



                                       For the Three    For the Six
                                           Months         Months
(in thousands, except per share        Ended June 30   Ended June 30
 amounts)                               2006    2005    2006    2005
----------------------------------------------------------------------
Net income allocable to common
 stockholders                            $744  $1,554  $2,386  $3,775
Adjustments:
  Add: Depreciation and amortization
   expense on real property             6,438   1,920  11,816   3,188
----------------------------------------------------------------------
Funds from operations                  $7,182  $3,474 $14,202  $6,963
----------------------------------------------------------------------

Weighted average number of common
 shares outstanding, basic and diluted 31,876  27,868  29,896  27,698
Funds from operations per share         $0.23   $0.12   $0.48   $0.25

Gain on sale of mortgage loans             $-    $174    $645    $237
Depreciation on real estate
 investments consolidated under FIN46      $-    $417      $-    $417

    CONTACT: ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com